10.3 Incentive Stock Option Agreement between Tollycraft and D.R. Cooley

TOLLYCRAFT YACHT CORPORATION
INCENTIVE STOCK OPTION AGREEMENT

January 11, 1996
(Date of Grant)

TOLLYCRAFT YACHT CORPORATION, a Minnesota corporation ("Company"), pursuant to its desire to create employee benefit plans to retain and motivate outstanding employees and to align such employees interests with the interests of the Company, hereby grants to D. R. Cooley("Optionee"), an option ("Option") to purchase a total of 1,000,000 shares of the common stock of the Company ("Common Stock") at the price of per share on the terms and conditions set forth herein.

1. Exercisable in Installments. This Option is effective as of the date of grant set forth above and shall be exercisable as follows:

1.1 Up to 250,000 shares at $.37 per share, which is the fair value at the time this option is granted, on or before 12-31-96.
1.2 Any unexercised shares issuable pursuant to Section 1.1 herein and up to 250,000 additional shares, all at $.50 per share on or before 12-31-97.
1.3 Any unexercised shares issuable pursuant to Sections 1.1 and 1.2 herein and up to 250,000 additional shares, all at 50% of the bid price of the stock as quoted at the time notice of exercise is given, on or before 12-31-98
1.4  Any unexercised shares issuable pursuant to Sections 1.1, 1.2, and
1.3 herein and up to 250,000 additional shares, all at 50% of the bid price of the stock as quoted at the time notice of exercise is given, on or before 12-31-99

In no event shall this Option be exercisable in whole or in part after December 31, 1999.

2. Restrictions on Transfer and Legend of Certificates. The Company intends to register the Common Stock subject to this Option with the Securities and Exchange Commission using Form S-8 when appropriate, although the Company makes no assurance of such registration. Accordingly, the Optionee warrants, represents and agrees that unless a registration statement under the Securities Act of 1933 is effective with respect to the Option and/or the Common Stock, he has acquired the Option and will acquire any of the Common Stock underlying this Option for his own account, with no view to any distribution thereof, and that he will not make any distribution thereof other than pursuant to an exemption from registration under the Securities Act of 1933. The Company shall have the right to place upon any certificate evidencing shares issuable upon the exercise of this Option such legend as the Board of Directors may prescribe restricting the transferability of such shares.


3. Certain Rights Not Conferred by Option. The Optionee shall not, by virtue of holding this Option, be entitled to any of the rights of a stockholder in the Company.

4. Expenses. The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock pursuant to this Agreement and all other fees and expenses necessarily incurred by the Company in connection therewith.

5. Exercise of Option.

5.1 The Option shall be exercisable only by delivering written notice of exercise in a form specified by the Company to the Secretary of the Company at its principal office within the time specified in Section 1 hereof, together with payment as hereinafter described. Payment shall be in cash, except that the Board of Directors, may, upon application of the Optionee, permit the Optionee to pay the option price all or in part with shares of Common Stock (other than shares acquired within the preceding two-year period by way of exercise of an incentive stock option). The fair market value of the shares as of the date of delivery of the certificates therefor to the Secretary of the Company (as determined by the Board of Directors), accompanied by a stock power executed in blank with signature guaranteed by a national bank, shall be utilized as the basis for determining how much of the option price was paid with such shares. The notice shall specify the number of shares for which the Option is being exercised (which number, if less than all of the shares then subject to exercise under the Option, shall be 100 or a multiple thereof not resulting in any fractional shares) and shall be accompanied by payment in full of the purchase price of the shares of Common Stock with respect to which the Option is being exercised. No shares shall be delivered upon any exercise of the Option until there has been compliance with all applicable laws, rules and regulations. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, the person exercising the Option shall represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable federal, state or foreign law, or any regulation or rule of any governmental agency, and make such other representations as the Company reasonably may determine to be necessary. Except as provided in Section 6 hereof, the Option may be exercised only if, at all times during the period beginning on the date of the granting of the Option and ending on the day of exercise, the Optionee was an employee of either the Company (or a parent or subsidiary corporation of the Company) or a corporation (or a parent or subsidiary corporation of such corporation).


5.2 Upon and after any exercise of the Option, the Company shall be entitled to withhold such amounts from any wages or other sums due the Optionee necessary in order for the Company to satisfy any federal, state or foreign income, employment or other withholding tax requirements. If the amount required to be withheld exceeds 30% of the wages and other amounts then owed to the Optionee, the Company at its election may determine that the exercise of the Option shall not apply to some portion or all of the number of shares designated in the notice of exercise unless the Optionee pays to the Company in cash the amount necessary in order for the Company to satisfy the withholding requirements.

5.3 Until the Optionee becomes a shareholder of record, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to shares of Common Stock notwithstanding the exercise of the Option.
 No adjustment shall be made for dividend or other rights as to which the record date precedes the date the Optionee becomes a shareholder of record, except as provided in Section 9 hereof.

6. Termination of Option. To the extent it is not exercised, the Option granted hereunder shall terminate (i) upon breach by the Optionee of any provision of this Agreement or (ii) upon the termination of Optionee's employment for any reason, including voluntary or involuntary termination with or without cause, with the Company, a parent or subsidiary corporation of the Company, or a corporation (or a parent or subsidiary corporation of such corporation).

6.1 In the case of death of the Optionee who was employed by the Company at the date of death, the Option may be exercised (to the extent accrued at the date of death) within six months after the death of the Optionee, by (and only by) the person or persons to whom the rights of the Optionee under the Option shall have passed by will or by the applicable laws of descent and distribution.

6.2 In the event of termination of employment of the Optionee for any reason, this Option shall be deemed to have terminated thirty days after the date such Optionee ceases, for any reason, to be an employee of the Company, its parents or subsidiaries.

7. The Effect of Sale or Other Disposition of the Company. In the event the Company or its shareholders enter into an agreement, plan of reorganization or other arrangement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, reorganization, liquidation, or otherwise, the Option shall become exercisable with respect to the full number of shares subject to the Option, whether or not otherwise then accrued, during the period commencing as of the date of such agreement, plan of reorganization or other arrangement and ending the day before its consummation or termination. All options which have not been exercised upon such consummation thereupon shall terminate.

8. Non-assignability of Option. Neither this Option nor any part thereof or interest therein may be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee.


9. Adjustments Upon Changes in Capitalization. If all or any portion of the Option is exercised subsequent to any stock dividend, split up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive for the aggregate price payable upon such exercise of the Option, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date of grant of the Option) had been purchased at the date of grant of the Option for the same aggregate price (on the basis of the price per share provided in the Option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares remaining available under the Option shall be that number and class which a person, to whom an option had been granted for all of the available shares under the Option on the date preceding such change, would be entitled to receive as provided in the first sentence of the second paragraph of this Section 9.

10. Reservation of Shares and Common Stock. The Company, during the term of the Option, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of the shares of Common Stock as shall be sufficient to satisfy the requirements of the Option. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by counsel for the Company to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability with respect to the nonissuance or sale of such share(s) as to which such requisite authority shall not have been obtained.

TOLLYCRAFT YACHT CORPORATION

By /s/ Tony Tulleners

Title: Chairman of the Board

Accepted as of the date set forth above

_____/s/___________________________
D. R. Cooley